Blue Line Protection Group Names Cannabis Industry CPA Jim Marty to Blue Line Advisory Services Board of Directors

Denver, CO – April 29, 2015 – Blue Line Protection Group, Inc. (OTCBB: BLPG) (OTCQB: BLPG), a leader in providing regulatory compliance, security consultation and protection services to high-value asset industries, today announced the appointment of prominent cannabis industry CPA Jim Marty to the board of directors of Blue Line Advisory Services, Inc.

Created to respond to the licensing and bookkeeping needs of lawful marijuana businesses across the nation, Blue Line Advisory Services is a wholly-owned subsidiary of Blue Line Protection Group.  Jim Marty has been a CPA in the Denver metro area of Colorado since 1984, providing his clients with tax preparation assistance, business valuation and financial forensics.  He now serves more than 100 lawful cannabis clients and has assisted in numerous medical marijuana IRS and state of Colorado audits.

“We’re pleased to have Jim Marty bring his wealth of experience to Blue Line,” said Sean Campbell, Blue Line Protection Group’s Chief Executive Officer.  “Jim’s roots in the lawful marijuana industry run deep, and he’s positioned perfectly to help us ensure our clients are operating completely transparent businesses, able to respond to all reporting requirements of state and federal licensing and regulatory agencies.”

“Blue Line has already established itself as the authority on protection and compliance services for the marijuana industry,” said Mr. Marty.  “Now, we can leverage that nationwide name recognition through Blue Line Advisory Services, as we provide our clients with industry-specific, economical bookkeeping and audit protection solutions.”

“The lawful marijuana industry requires precise and responsive bookkeeping methodologies to ensure compliance with the myriad of local, state and federal regulations,” added Mr. Marty.  “Blue Line Advisory Services financial professionals are trained in the unique reporting requirements of cannabis businesses and minimize the burden of maintaining complex financial records.”

“While serving our customers’ compliance needs, we quickly became aware that they were underserved by their existing bookkeeping services,” added Mr. Campbell.  “Not only do our clients face never-ending revisions to complicated regulations, but they have the incredible burden and time pressure of counting and re-counting cash and accounting for its movements.”

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“Normal book keepers and their services may have been fine in a normal business setting, but the nature and intricacies of the marijuana industry demands more precision and responsiveness,” said Patrick Deparini, Blue Line Protection Group’s Chief Financial Officer.  “Blue Line Advisory Services fulfills that need.  Our clients deserve the peace of mind knowing that someone with years of experience will handle their accounts, either on a permanent basic, or just as a complement to their existing bookkeeping personnel.”

Blue Line Advisory Services’ team of financial and accounting professionals offer:

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Licensing and insurance administration and compliance

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Bank activity reconciliation

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Daily point-of-sale system validation

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Payables and receivables organization and resolution

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Payroll and time sheet entry, correction and validation

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Monthly sales tax deposits and quarterly sales tax returns and state franchise tax deposits

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Reconciliation of checking, merchant processing accounts and company-held credit-cards

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Bi-weekly point-of-sale reports and after-hours backups

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Expense accounts and quarterly reports

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Reconciliation of whole-chart accounts

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… and much more.

“We can help reduce our clients’ operating costs, ensure their compliance with state and federal regulations, and provide them peace of mind with the guarantee of our audit protection services,” added Mr. Campbell.  “By doing so, we can help our clients respond to the due diligence requirements as stated in the Cole Memo, FinCEN and BSA regulations to help them form strong, trusted and lasting relationships with banks.”

About Blue Line Protection Group, Inc.

Blue Line Protection Group provides secured transportation, state and federal regulatory compliance, security consultation and training, and professional protection services to high-value asset industries.  The company's security operators, investigations personnel and consulting staff are highly trained professionals with significant experience in law enforcement and the United States armed forces.  For more information, visit www.BlueLineProtectionGroup.com.

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Safe Harbor Statement

This release includes forward-looking statements, which are based on certain assumptions and reflects management's current expectations. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from current expectations. Some of these factors include: general global economic conditions; general industry and market conditions, sector changes and growth rates; uncertainty as to whether our strategies and business plans will yield the expected benefits; increasing competition; availability and cost of capital; the ability to identify and develop and achieve commercial success; the level of expenditures necessary to maintain and improve the quality of services; changes in the economy; changes in laws and regulations, including codes and standards, intellectual property rights, and tax matters; or other matters not anticipated; our ability to secure and maintain strategic relationships and distribution agreements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Blue Line Protection Group, Inc.

800-844-5576

Media@BlueLineProtectionGroup.com

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